UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                December 1, 2000



                       CONTINENTAL INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)




       Georgia                       0-3743                       58-0705228
--------------------          --------------------          --------------------
  (State or other                 (Commission                  (IRS Employer)
   jurisdiction of                 File No.)                 Identification No.)
   incorporation)




                   10254 MILLER ROAD, DALLAS, TEXAS       75238
               (Address of principal executive offices) (Zip Code)

                                 (214) 691-1100
              (Registrant's telephone number, including area code)



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ITEM 5:  OTHER EVENTS.

         Effective December 1, 2000, Continental Investment Corporation (the "Company") named a new Board of Directors and new Executive Officers of the Company to fill vacancies occurring upon the resignation of the previous Board and Executive Officers. Appointed by the outgoing Board of Directors to fill the vacancies created by the resignations are H. David Friedman and B. A. Short. Mr. Friedman will serve as Chairman of the Board, Chief Executive Officer and Secretary, and Mr. Short will serve as President, Chief Operating Officer and Treasurer of the Company.

         The outgoing Board and Officers are: J. B. Morris, Chairman of the Board, President, CEO and Treasurer; Robert D. Luna, Director, Vice President and Secretary; and Martin G. Blahitka, Director. The prior Directors resigned, indicating their desire to pursue their respective individual careers and endeavors. There were no disputes or disagreements existing between the outgoing Directors and the Company or its shareholders that prompted the resignations.

         Mr. Friedman joined the Company in a consulting capacity November 1, 2000, prior to his appointment as a Director and Officer on December 1st. Previously, Mr. Friedman has occupied various senior executive level positions in the telecommunications, voice recognition, and e-commerce fields for more than 30 years. Functioning in the Chairman, Chief Executive Officer, and President roles, his experience includes corporate start-ups, turn-arounds, raising capital for public and private companies in all stages of development, including execution of their long-term strategies. Mr. Friedman's projects include companies such as American Telecommunications Corp., KTI Corp., U.S. Telephone, Inc (predecessor company of Sprint Corporation), Preferred Telecom, Inc., Value Added Communications, and Market City USA.com, Inc. Mr. Friedman has founded or co-founded six start-up companies, four of which were taken public and whose revenues ranged from $10 million to $100 million.

         Mr. Short had been a consultant to the Company since September 1999, through Tatum CFO Partners, LLP, of which Mr. Short is a partner. He had been engaged by the prior Board to assist in the restructuring and Chapter 11 Reorganization of the Company and has been instrumental in that process. Mr. Short became a full-time employee of the Company effective with his appointment as an Officer on December 1st. His experience spans thirty years with a broad base of industry knowledge in finance, accounting, and management. He has extensive experience in SEC reporting, mergers and acquisitions, strategic planning, and troubled-debt restructuring. While with entrepreneurial and emerging companies in an M&A mode, Mr. Short has worked as both in-house CFO and as a consultant in industries that include services, distribution, energy, manufacturing, and music production. His M&A activities have included due diligence, market analysis, strategic planning, financings, SEC registration statements and post-acquisition integration of acquired companies. Mr. Short is a CPA licensed in the State of Texas.

         Other appointments made recently include Charles T. Martin, CPA, as Corporate Controller of the Company, and Kurt Falvey as Vice
President-Operations of the Company's wholly-owned subsidiary, Fiber-Seal Holdings, Inc.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date Electronically Filed:  December 14, 2000

                                      CONTINENTAL INVESTMENT CORPORATION

                                      By:    /s/   H. David Friedman
                                      ------------------------------------
                                      H. David Friedman,
                                      Chairman and Chief Executive Officer










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